Copano’s expansions in the Eagle
Ford Shale, including a joint
venture with Kinder Morgan

Platts 5th Pipeline Development &
Expansion Conference

September 24, 2010
NASDAQ: CPNO

Disclaimer
This presentation includes “forward-looking statements,” as defined in the federal securities laws.
Statements that address activities, or events that Copano believes will or may occur in the future are forward-looking statements. These statements include, but are not limited to, statements about future producer activity and Copano’s total distributable cash flow and distribution coverage. These statements are based on management’s experience and perception of historical trends, current conditions, expected future developments and other factors management believes are reasonable.
Important factors that could cause actual results to differ materially from those in the forward-looking statements include the following risks and uncertainties, many of which are beyond Copano’s control:
The volatility of prices and market demand for natural gas and natural gas liquids; Copano’s ability to continue to obtain new sources of natural gas supply and retain its key customers; the impact on volumes and resulting cash flow of technological, economic and other uncertainties inherent in estimating future production and producers’ ability to drill and successfully complete and attach new natural gas supplies and the availability of downstream transportation systems and other facilities for natural gas and NGLs; higher construction costs or project delays due to inflation, limited availability of required resources, or the effects of environmental, legal or other uncertainties; general economic conditions; the effects of government regulations and policies; and other financial, operational and legal risks and uncertainties detailed from time to time in Copano’s quarterly and annual reports filed with the Securities and Exchange Commission.

Copano undertakes no obligation to update any forward-looking statements, whether as a result of new information or future events.

Introduction to Copano
  Independent midstream company founded in 1992
 ■ Best in class service to customers
 ■ Entrepreneurial approach
 ■ Focus on long-term accretive growth
  Provides midstream services in multiple producing areas through three operating segments
 ■ Texas
 ● South Texas conventional and Eagle Ford Shale
 ● North Texas Barnett Shale Combo play
 ■ Central and Eastern Oklahoma
 ● Conventional, Hunton De-Watering play and Woodford Shale
 ■ Rocky Mountains
 ● Powder River Basin

Key Copano Metrics
  Service throughput volumes approximate 1.8 Bcf/d of natural gas(1)
  Approximately 6,700 miles of active pipelines
  8 natural gas processing plants with over 1.1 Bcf/d of combined processing capacity
  One NGL fractionation facility with total capacity of 22,000 Bbls/d
  Equity market cap: $1.6 billion(2)
  Enterprise value: $2.7 billion(3)

  Based on 2Q 2010 results. Includes unconsolidated affiliates.
  As of September 8, 2010.
  As of September 8, 2010. Includes $300 million of convertible preferred equity issued to an affiliate of TPG Capital in July 2010.

Copano in 1992
  Copano began
 with a 23-mile
 pipeline in
 Copano Bay in
 1992

  Acquired and
 extended
 multiple
 gathering
 systems
  Acquired
 Houston Central
 plant in 2001
  Developed
 KMTP
 relationship

Copano Assets in South Texas - Pre-Eagle
Ford

Copano’s Houston Central Complex
  700 MMcf/d of processing capacity
 ■ 200 MMcf/d of readily available expansion capacity
  NGL fractionation and transportation
 ■ Newly commissioned 22,000 BPD fractionator (May 2010)
 ■ Ability to further expand fractionation facility
 ■ Over 250 miles of NGL pipelines provide access to markets
  Multiple residue markets and close proximity to the Houston Ship
 Channel provide better producer netback pricing
 ■ Access to Tennessee, Texas Eastern, HPL and KMTP
 ■ Ability to add additional interstate interconnects

Eagle Ford Shale Development

Eagle Ford Shale Advantages
  Substantial infrastructure exists today
  Rich gas and condensate/crude provide drilling incentive to producers
  Lower break-even prices compared to most other shale and
 conventional plays
  Significant demand for natural gas and NGLs on the Texas Gulf Coast
  Historically fewer land-related issues (leasing and ROW)
  Lower construction costs relative to many other places (topography and development)
  Regulatory environment is conducive to energy development

2010 - DeWitt-Karnes Header System
  Built Dewitt
 Karnes Header
 (45 miles of 24”
 pipeline)
 ■ In-service
 September
 2010
  Services the
 most prolific
 rich gas window
 of the Eagle
 Ford Shale
  Access to
 Houston Central
 complex via
 KMTP 30”
 pipeline

Why is the Joint Venture a Natural Fit?
  Long-standing relationship between Copano and Kinder Morgan
  Copano
 ■ Gathering and processing expertise
 ■ Available processing and fractionation capacity
 ■ Multiple market access for natural gas and NGLs
  Kinder Morgan
 ■ Transmission expertise
 ■ Available pipeline capacity
 ■ Direct gas market access
  Combined (Eagle Ford Gathering, LLC, a Kinder Morgan / Copano
 joint venture)
 ■ Complementary assets offer comprehensive producer solution
 ■ Significant infrastructure currently available (lower barriers to entry)
 ■  Combined focus on customer service

Eagle Ford Gathering, LLC
  50/50 Kinder Morgan/Copano
 ■ Initial build-out of 85 miles of 24” and 30”
 pipelines (expected completion: summer 2011)
 ■ Copano acts as operator and managing member
 ■ 520,000 MMBtu/d of capacity without
 compression
  Kinder Morgan and Copano share
 commercial development activities
  Kinder Morgan contributes 375,000
 MMBtu/d of downstream pipeline capacity
  Copano contributes 375,000 MMBtu/d of
 processing capacity
  Entered into firm service agreement with
 SM Energy, anchor tenant, for up to
 200,000 MMBtu/d

Potential Extensions - 2012 and beyond
  Copano 24”
 extensions (KM
 loop to HCP)
  Possible
 processing
 expansion

Eagle Ford Shale Expansion Summary
  Integrated midstream solutions throughout the Eagle Ford trend
  Immediately available capacity
  Readily expandable infrastructure
  Access to multiple markets for natural gas and NGLs

Contact Information
Jim Wade
Copano Energy - Texas
President
jim.wade@copanoenergy.com
Duane Kokinda
Kinder Morgan Texas Pipeline LLC
President
Duane.kokinda@kindermogan.com

Brian Eckhart
Copano Energy - Texas
Senior Vice President, Supply and
Transportation
brian.eckhart@copanoenergy.com
Bruce Boyd
Kinder Morgan Texas Pipeline LLC
Vice President - Gas Supply,
Processing
Bruce.boyd@kindermorgan.com